Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Virginia Electric and Power Company (the Company), certify that:

1.	the Annual Report on Form 10-K for the year ended December 31, 2003 (the “Report”) of the Company to which this certification is an exhibit fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)).

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of December 31, 2003 and for the period then ended.

/s/ Jay L. Johnson

Jay L. Johnson
President and Chief Executive Officer
March 1, 2004

/s/ Paul D. Koonce

Paul D. Koonce
Chief Executive Officer—Energy
March 1, 2004

/s/ Mark F. McGettrick

Mark F. McGettrick
President and Chief Executive Officer—Generation
March 1, 2004

/s/ G. Scott Hetzer

G. Scott Hetzer
Senior Vice President and Treasurer (Principal Financial Officer)
March 1, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Virginia Electric and Power Company. and will be retained by Virginia Electric and Power Company and furnished to the Securities and Exchange Commission or its staff upon request.